Brighthouse Financial, Inc. Sensitivity Update March 2018

Note regarding forward-looking statements This presentation and other written or oral statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “forecast,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operating and financial results, as well as statements regarding the expected benefits of the separation from MetLife (the “Separation”) and the recapitalization actions. Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial, Inc. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others: differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models; higher risk management costs and exposure to increased counterparty risk due to guarantees within certain of our products; the effectiveness of our exposure management strategy and the impact of such strategy on net income volatility and negative effects on our statutory capital; the additional reserves we will be required to hold against our variable annuities as a result of actuarial guidelines; a sustained period of low equity market prices and interest rates that are lower than those we assumed when we issued our variable annuity products; our degree of leverage due to indebtedness incurred in connection with the Separation; the effect adverse capital and credit market conditions may have on our ability to meet liquidity needs and our access to capital; the impact of changes in regulation and in supervisory and enforcement policies on our insurance business or other operations; the effectiveness of our risk management policies and procedures; the availability of reinsurance and the ability of our counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder; heightened competition, including with respect to service, product features, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition; changes in accounting standards, practices and/or policies applicable to us; the ability of our insurance subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders; our ability to market and distribute our products through distribution channels; the impact of the Separation on our business and profitability due to MetLife’s strong brand and reputation, the increased costs related to replacing arrangements with MetLife with those of third parties and incremental costs as a public company; whether the operational, strategic and other benefits of the Separation can be achieved, and our ability to implement our business strategy; whether all or any portion of the Separation tax consequences are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us; the uncertainty of the outcome of any disputes with MetLife over tax-related matters and agreements including the potential of outcomes adverse to us that could cause us to owe MetLife material tax reimbursements or payments; the impact on our business structure, profitability, cost of capital and flexibility due to restrictions we have agreed to that preserve the tax-free treatment of certain parts of the Separation; the potential material negative tax impact of the Tax Cuts and Jobs Act and other potential future tax legislation that could decrease the value of our tax attributes, lead to increased RBC requirements and cause other cash expenses, such as reserves, to increase materially and make some of our products less attractive to consumers; whether the distribution will qualify for non-recognition treatment for U.S. federal income tax purposes and potential indemnification to MetLife if the distribution does not so qualify; our ability to attract and retain key personnel; and other factors described from time to time in documents that we file with the U.S. Securities and Exchange Commission (“SEC”). For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements included and the risks, uncertainties and other factors identified in our Annual Report on Form 10-K, particularly in “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk,” as well as in our quarterly reports on Form 10-Q, current reports on Form 8-K and other documents we file from time to time with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Please consult any further disclosures Brighthouse Financial, Inc. makes on related subjects in reports to the SEC. 2

Executive summary • Improved variable annuity (VA) cash flow profile driven by lower hedge costs • Lower variability of cash flows across the five VA scenarios • Protecting statutory balance sheet for VA & Universal Life with Secondary Guarantees (ULSG) exposures with manageable GAAP impact 3

Principal updates from Form 10 • Incorporates full migration to Brighthouse Financial hedging strategies, including Shield Annuities as a VA CTE951 risk offset • Benefits to hedge gain/loss from VA tax strategy refinement, effective with tax elections made as of year-end 2017 • Includes 2017 actuarial updates to assumptions and models • Reflects in-force as of year-end 2017 Note: Does not reflect potential impact (if any) from proposed NAIC VA Capital Reform Initiative 1Conditional Tail Expectation ("CTE") 95 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst 5 percent of 1,000 capital market scenarios over the life of the contracts ("CTE95"). 4

Meaningful improvement in VA statutory distributable cash flow ($ in billions) Lower hedge gains/losses driven by: • Successful transition to the Brighthouse Financial VA hedging strategy • Benefits from tax elections made as of year-end 2017 Assets above CTE95 in Base Case and Scenarios 2-4 at $3B by year 3 Assets above CTE95 in Scenario 5 at $1.8B in year 5, compared to $1.3B in the Form 10 0.2 1.1 0.0 0.1 0.1 1.1 1.8 0.4 0.0 0.0 0.0 0.5 1.0 1.5 2.0 Base Case Scenario 2 Scenario 3 Scenario 4 Scenario 5 Years 1-31 1.7 3.1 0.2 0.3 0.1 2.9 4.2 1.7 0.6 0.0 0.0 1.0 2.0 3.0 4.0 5.0 Base Case Scenario 2 Scenario 3 Scenario 4 Scenario 5 Years 1-51 Source: Brighthouse Financial Form 10 published June 2017 and 2017 10-K. 12017 values are presented on a pre-tax basis and do not include an estimate for any potential impact of proposed NAIC VA Capital Reform Initiative or a change in tax rates on the CTE95 requirements. ($ in billions) 5

# VA in-force lifetime present value of cash flows

| Scenario | Assumptions | Form 10: PV of Cash Flows as of Year End 2016[1] ($ billions) | 2017 10-K: PV of Cash Flows as of Year End 2017[1] ($ billions) | Change in PV of cash flows driven by: |
|---|---|---|---|---|
| Base Case Scenario | Separate Account Returns: 6.5%[2]<br>Interest Rate Yields: mean reversion of 10 Year UST to 4.25% over 10 years | 9.8 | 9.8 | + 2017 market performance<br>- Net Shield Annuities impact |
| Scenario 2 | Separate Account Returns: 9.0%<br>Interest Rate Yields: mean reversion of 10 Year UST to 4.25% over 10 years | 14.4 | 13.4 | - Net Shield Annuities impact |
| Scenario 3 | Separate Account Returns: 4.0%<br>Interest Rate Yields: mean reversion of 10 Year UST to 4.25% over 10 years | 4.4 | 5.9 | + 2017 market performance |
| Scenario 4 | Separate Account Returns: 4.0%<br>Interest Rate Yields: follows the forward UST and swap interest rate curve as of December 31, 2017 | 2.7 | 2.9 | + 2017 market performance<br>- Flatter forward curve |
| Scenario 5 | Separate Account Returns: (25)% shock to equities, then 6.5% separate account return<br>Interest Rate Yields: 10 year UST interest rates drop to 1.0%, and then follows the implied forward rate | 1.1 | 3.2 | + 2017 market performance<br>+ Lower hedge losses |

Brighthouse FINANCIAL

Source: Brighthouse Financial Form 10 published June 2017 and 2017 10-K.

[1]Represents the pre-tax present value of VA cash flows and current assets and does not reflect any value or cost from non-VA businesses.

[2]Blended separate account return of 6.5% implies illustrative equity market return of 8.5% and illustrative fixed income return of 3.5%, gross of fees.

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Reduced market sensitivity on VA assets above CTE95 • Improved risk profile • Limit downside of assets above CTE95 up to $1B for instantaneous shocks • Includes Shield Annuities as a VA CTE95 risk offset • Does not reflect impact of passage of time on CTE95 (aging); ~$200M per quarter • Assumes implied volatility is held constant with respect to market levels at December 31, 2017 Source: Brighthouse Financial Form 10 published June 2017 and 2017 10-K. VA assets above target funding level of CTE95 ($B) (1.6) (0.9) 0.0 0.9 2.1 0.0 0.7 (0.9) (0.7) 0.0 0.6 1.5 0.1 0.5 (2.0) (1.5) (1.0) (0.5) 0.0 0.5 1.0 1.5 2.0 2.5 -25% -10% Base 10% 25% (100bps) 100bps V A a ss et s ab ov e C TE 95 Equity market (S&P 500) Change in 10 year UST 7

Mitigated downside interest rate risk for run-off ULSG block, retained potential for upside Source: Brighthouse Financial Form 10 published June 2017 and 2017 10-K. Run-off ULSG assets vs. target – statutory basis ($B) 0.1 (0.1) 0.0 0.5 1.3 0.0 (0.1) 0.0 0.5 1.5 (0.2) 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 (2.0%) (1.0%) Base 1.0% 2.0% A ss et s ab ov e U LS G ta rg et Change in long-term interest rates 8 2017 10-K reflects rebalancing of our ULSG Hedge Program completed in 1Q 2018

GAAP net income market sensitivity Source: Brighthouse Financial Form 10 published June 2017 and 2017 10-K. 1With respect to GAAP, ULSG policy reserves are relatively insensitive to interest rate movements. As a result, the sensitivity of ULSG GAAP net income largely consists of changes in the fair value of the ULSG Hedge Program. Impact on VA GAAP net income ($B) 0.4 0.1 0.0 (0.1) (0.2) (0.2) 0.3 1.6 0.4 0.0 (0.2) (0.5) 0.2 0.2 (1.0) (0.5) 0.0 0.5 1.0 1.5 2.0 -25% -10% Base 10% 25% (100bps) 100bps Im pa ct o n V A n et in co m e Equity market (S&P 500) Change in 10 year UST 2.8 1.3 0.0 (0.8) (1.3) 2.7 1.0 0.0 (0.5) (0.7) (2.0) (1.5) (1.0) (0.5) 0.0 0.5 1.0 1.5 2.0 2.5 3.0 3.5 (2.0%) (1.0%) Base 1.0% 2.0% C ha ng e in R un -o ff U LS G H ed ge P ro gr am Change in Run-off ULSG Hedge Program1 ($B) Change in long-term interest rates 9 2017 10-K reflects rebalancing of our ULSG Hedge Program completed in 1Q 2018 2017 10-K reflects net impact of Shield Annuities as a risk offset With the transition to the Brighthouse Financial hedging strategy, 2017 10-K does not reflect any deferred policy acquisition cost offset